EXHIBIT 99.1
NOVEMBER 12, 2019
FOR IMMEDIATE RELEASE
CONTACT: ALTON LEWIS, CEO AND ERIC DOSCH, CFO
985.375.0350 / 985.375.0308

FIRST GUARANTY BANCSHARES, INC. HAS OFFICIALLY ACQUIRED UNION BANCSHARES, INCORPORATED
HAMMOND, LA, November 12, 2019 - First Guaranty Bancshares, Inc. of Hammond, Louisiana, today, announced the completion of the acquisition of and merger with Union Bancshares, Incorporated of Marksville, Louisiana. According to Alton Lewis, President and Chief Executive Officer of First Guaranty, “This merger is a giant step forward for First Guaranty in its drive to serve our customers and communities while building a strong, solid financial institution benefiting our shareholders. First Guaranty Bank and Union Bank are both solid, strong, profitable banks. The combination of the two creates a much stronger single institution than the sum of two parts.”
This combination will allow First Guaranty to offer its strong customer service and a wide variety of loan, deposit, and financial products to Central Louisiana, a new area of operation. It will also allow First Guaranty to extend its culture of community support and community service into new areas.
First Guaranty will now have assets of approximately $2.1 billion and 440 employees located in 34 locations, including 29 in Louisiana plus McKinney Texas, Garland Texas, Denton Texas, Fort Worth Texas, and Waco Texas.
ABOUT FIRST GUARANTY BANCSHARES, INC.
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates twenty-one branches in Louisiana and five branches in Texas. The Company’s common stock trades on the NASDAQ under the symbol FGBI.
For additional information, visit First Guaranty Bank’s website at www.fgb.net.
ABOUT UNION BANCSHARES, INCORPORATED
Union Bancshares, Incorporated is the holding company for The Union Bank, a Louisiana state-chartered bank. The Union Bank currently operates seven branches in Louisiana. These include branch locations in Alexandria, Bunkie, Hessmer, Pineville, Moreauville, and two in Marksville.
For additional information, visit The Union Bank’s website at www.union-bank.com.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made.

First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.